PRESS RELEASE                         FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.           JULY 22, 2003
ONE ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020              CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY               TEL. NO. (212) 332-3606


          HARRIS & HARRIS GROUP REPORTS NET ASSET VALUE OF
                 $2.22 PER SHARE AS OF JUNE 30, 2003

     Harris & Harris Group, Inc. announced today that its unaudited net asset value and net asset value per share (NAV) at June 30, 2003, were $25,496,210 and $2.22, respectively.


                SUMMARY OF FINANCIAL RESULTS

              June 30, 2003   March 31, 2003   December 31, 2002
                 (Unaudited)      (Unaudited)           (Audited)

Total Assets    $35,903,212      $35,958,424         $35,951,969

Net Assets      $25,496,210      $26,040,919         $27,256,046

Total Net Income
Tax Liability      $591,055         $596,798          $1,527,000

Accrued Profit
Sharing              $1,523           $1,523             $15,233

Net Asset Value
per Share             $2.22            $2.26               $2.37

Shares
Outstanding      11,498,845       11,498,845          11,498,845


     Harris & Harris Group is a Business Development Company with
11,498,845 common shares outstanding.

     Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.





This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K and recent Prospectus filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc. undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.